Exhibit 99.1

Vancouver, BC (March 16, 2010) – WordLogic Corporation, a leading-edge technology company developing advanced methods of text and information entry, announced today issuance of its second U.S. Patent.

The U.S. Patent and Trademark Office (USPTO) has issued Patent No. 7681124 titled “Data Entry for Personal Computing Devices” on March 16, 2010. This patent consists of a total of 39 claims pertaining primarily for touch screen digital keyboards.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties. See WordLogic Corporation's filings with the Securities and Exchange Commission which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

FOR FURTHER INFORMATION PLEASE CONTACT:

Frank Evanshen

WordLogic Corporation

Tel: (604) 257-3660

Toll Free: 866-967-3564 (866-WORDLOG)

Fax: (604) 257-3512

fevanshen@wordlogic.com

www.wordlogic.com